Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

News Media

Investor Relations

	Sheri Woodruff	Ed Arditte
	609-720-4399	609-720-4621
	swoodruff@tyco.com	Karen Chin
609-720-4398

TYCO TO HOST 2006 ANNUAL GENERAL MEETING OF SHAREHOLDERS

PEMBROKE, Bermuda - March 2, 2006 - Tyco International Ltd. (NYSE: TYC; BSX: TYC) will host its 2006 annual general meeting of shareholders on Thursday, March 9, 2006 at 9:00 am (EST) at the MODIS Building, 1 Independent Drive in Jacksonville, Fla.  The program will include a company update from Chairman and CEO Ed Breen, as well as shareholder voting on the proposals listed in the company’s proxy statement.

The meeting will be simultaneously audio cast in a listen-only mode and can be accessed in two ways:

•                  At Tyco’s website: http://investors.tyco.com with a replay available until April 10, 2006.

•                  By telephone dial-in. The telephone dial-in number for participants in the United States is (866) 711-8198. The telephone dial-in number for participants outside the United States is  (617) 597-5327. The access code for all callers is 49309160.

•                  An audio replay of the call will be available beginning at 11:00 am (EST) on March 9, 2006 and ending at 11:00 pm (EST) on April 10, 2006.  The dial-in number for participants in the United States is (888) 286-8010.  For participants outside the United States the replay dial-in number is (617) 801-6888.  The replay access code for all callers is 45000505.

ABOUT TYCO INTERNATIONAL
Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in four business segments: Fire & Security, Electronics, Healthcare, and Engineered Products & Services.  With 2005 revenue of $40 billion, Tyco employs approximately 250,000 people worldwide. More information on Tyco can be found at www.tyco.com.

###